Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS

OF

THE FEMALE HEALTH COMPANY

(Adopted May 16, 2013)

AMENDED AND RESTATED

BY-LAWS OF

THE FEMALE HEALTH COMPANY

i

ii

iii

AMENDED AND RESTATED
BY-LAWS
OF
THE FEMALE HEALTH COMPANY

ARTICLE I
OFFICES

SECTION 1.01 Principal and Business Offices. The Corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

SECTION 1.02 Registered Office. The registered office of the Corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors. The business office of the registered agent of the Corporation shall be identical to such registered office.

ARTICLE II
SHAREHOLDERS

SECTION 2.01 Annual Meeting. The annual meeting of the shareholders shall be held on the second Wednesday in the month of March of each year at the hour of 2:00 p.m., or at such other time and date as may be authorized by the Board of Directors and set forth in the notice of meeting, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

SECTION 2.02 Special Meetings.

(a) Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, the Chief Executive Officer or the Board of Directors, and shall be called by the Chairman of the Board or the Chief Executive Officer upon the demand, in accordance with this SECTION 2.02, of the holders of record of shares representing not less than 10% of all votes entitled to be cast on any issue proposed to be considered at the special meeting. The record date for determining the shareholders entitled to demand a special meeting is the date that the first shareholder signs the demand. No business may be transacted at a special meeting other than the business specified in the notice to the shareholders of such meeting.

(b) Any demand by the shareholders holding the requisite number of votes to call a special meeting pursuant to this SECTION 2.02 shall (i) be in writing; (ii) specify the general nature of the business proposed to be transacted at the special meeting; and (iii) be delivered personally or sent by registered mail to the Secretary of the Corporation. Upon receipt of such a demand, the Board of Directors shall determine the date, time and place of such special meeting, which must be scheduled to be held on a date that is within 90 days of receipt by the Secretary of the demand therefor, and the Secretary of the Corporation shall prepare a proper notice thereof.
SECTION 2.03 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual or special meeting of shareholders. If no designation is made, the place of meeting shall be the principal business office of the Corporation or such other suitable place in the county of such principal office as may be designated by the person calling such meeting, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

SECTION 2.04 Advance Notice of Shareholder Proposed Business at Annual Meeting.

(a) At any annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, the proposal of business to be considered by the shareholders must be made (i) pursuant to the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (iii) otherwise properly brought before the meeting by a shareholder who is a shareholder of record at the time of giving of notice of the meeting provided for in these By-Laws and at the date of the meeting, is entitled to vote at the meeting and complies with the notice procedures set forth in this section. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (as so amended and inclusive of the rules and regulations thereunder, the "Exchange Act"), and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of shareholders.

(b) In addition to any other applicable requirements for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal offices of the Corporation and such business must be a proper matter for shareholder action under the Wisconsin Business Corporation Law. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the anniversary date of the Corporation's annual meeting of shareholders in the immediately preceding year; provided, however, that in the event that no annual meeting was held in the immediately preceding year or the annual meeting is called for a date that is not within 30 days before or after the anniversary date of the previous year's annual meeting, to be timely, notice by the shareholder must be so received not later than the close of business on the tenth day following the day on which notice of the date of the meeting is mailed to shareholders or public disclosure of the date of the meeting is made, whichever occurs first.

(c) A shareholder's notice to the Secretary shall be signed by the shareholder of record who intends to make the proposal (or such shareholder's duly authorized proxy or other representative), shall bear the date of signature of such shareholder (or proxy or other representative) and shall set forth (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of the shareholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned (as such term is defined by section 13(d) of the Exchange Act) by the shareholder and any other ownership interest of the shareholder in the shares of the Corporation, whether economic or otherwise, including derivatives and hedges; (iv) any material interest of the shareholder in such business; (v) a representation that the person sending the notice is a shareholder of record on the record date and shall remain such through the meeting date; and (vi) a representation that such shareholder intends to appear in person or by proxy at such meeting to move the consideration of the business set forth in the notice.

(d) The Secretary of the Corporation shall determine whether a notice delivered pursuant to this SECTION 2.04 complies with the requirements of this SECTION 2.04 so as to be considered properly delivered to the Corporation and, if any proposed business is not in compliance with this SECTION 2.04, notify such proponent that such proposed business shall be disregarded.

(e) Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this SECTION 2.04; provided, however, that nothing in this SECTION 2.04 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting in accordance with said procedures. The Chairman of an annual meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this SECTION 2.04, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

SECTION 2.05 Nomination of Directors.

(a) Only persons nominated in accordance with the following procedures in this SECTION 2.05 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at any meeting of shareholders by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the procedures set forth in this SECTION 2.05. Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, such notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the anniversary of the date of the Corporation's annual meeting of shareholders in the immediately preceding year; provided, however, that in the event that no annual meeting was held in the immediately preceding year or the annual meeting is called for a date that is not within 30 days before or after the anniversary date of the previous year's annual meeting, or in the event directors are to be elected at a special meeting, to be timely, notice by the shareholder must be so received not later than the close of business on the tenth day following the day on which notice of the date of the meeting is mailed to shareholders or public disclosure of the date of the meeting is made, whichever occurs first.

(b) A shareholder's notice to the Secretary nominating one or more persons for election as directors shall set forth (i) as to each person proposed to be nominated [a] the name, age, address (business and residence), principal occupation or employment of such person (present and for the past five years), [b] the number of shares of the Corporation such person beneficially owns (as such term is defined by section 13(d) of the Exchange Act); and any other ownership interest by such person in the shares of the Corporation, whether economic or otherwise, including derivatives and hedges and [c] any other information relating to such person that would be required to be disclosed in a definitive proxy statement to shareholders prepared in connection with an election of directors pursuant to section 14(a) of the Exchange Act; and (ii) as to the shareholder giving the notice [a] the name and address of the shareholder, [b] the class and number of shares of the Corporation beneficially owned (as such term is defined by section 13(d) of the Exchange Act) by the shareholder and any other ownership interest by the shareholder in the shares of the Corporation, whether economic or otherwise, including derivatives and hedges, [c] a representation that the person sending the notice is a shareholder of record on the record date and shall remain such through the meeting date and [d] a representation that such shareholder intends to appear in person or by proxy at such meeting to nominate the person(s) set forth in the notice for election as directors. The Corporation may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such person to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this SECTION 2.05.

(c) The Secretary of the Corporation shall determine whether a notice delivered pursuant to this SECTION 2.05 complies with the requirements of this section so as to be considered properly delivered to the Corporation and, if any proposed nomination is not in compliance with this SECTION 2.05, notify such proponent that such proposed nomination shall be disregarded.

(d) Nothing in these By-Laws shall require the Corporation to include in any notice, proxy statement or other mailing to shareholders any information regarding nominees or proposals made by shareholders except as otherwise required by law. Notwithstanding the foregoing provisions of SECTIONS 2.04 and 2.05, a shareholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in SECTIONS 2.04 and 2.05. The procedures set forth in SECTIONS 2.04 and 2.05 shall apply to all proposals of business to be considered by the shareholders at any annual meeting other than any proposal for business brought pursuant to Rule 14a-8 under the Exchange Act. Nothing in SECTIONS 2.04 and 2.05 shall be deemed to limit the Corporation's obligation to include shareholder proposals in its proxy statement if such inclusion is required by Rule 14a-8 under the Exchange Act. For purposes of SECTIONS 2.04 and 2.05, "public disclosure" shall mean disclosure in a press release reported by PR Newswire, the Business Wire, the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to section 13, 14 or 15(d) of the Exchange Act.

(e) The Chairman of a meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that a nomination of a person for election as a director was not properly brought before the meeting in accordance with the provisions of this SECTION 2.05, and if he or she should so determine, he or she shall so declare to the meeting and any nomination not properly brought before the meeting shall not be considered.

SECTION 2.06 Notice of Meeting. Notice stating the place, day and hour of a meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting (unless a different period is required by the Wisconsin Business Corporation Law or the Articles of Incorporation) by or at the direction of the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, or other officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, such notice to be delivered in accordance with Article XI below.

SECTION 2.07 Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed or on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof, except where the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

SECTION 2.08 Voting Lists. After fixing a record date for a meeting of shareholders, the Corporation shall prepare a list of the names of all of its shareholders who are entitled to notice of such meeting. The list shall be arranged by class or series of shares and shall show the address of and number of shares held by each shareholder. The Corporation shall make the shareholder list available for inspection by any shareholder at the Corporation's principal office, or at a place identified in the meeting notice in the city where the meeting will be held, for a period beginning two business days after notice of the meeting is given and continuing until the date of the meeting. During the period that the shareholder list is available for inspection, a shareholder or his or her agent or attorney may, on written demand, inspect and, subject to the requirements of the Wisconsin Business Corporation Law, copy the list, at his or her expense, during regular business hours. The Corporation shall also make the shareholder list available at the meeting, and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment thereof. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

SECTION 2.09 Quorum and Voting Requirements. If the Articles of Incorporation or the Wisconsin Business Corporation Law provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation, these By-Laws or the Wisconsin Business Corporation Law provide otherwise, a majority of the votes entitled to be cast on a matter by the voting group constitutes a quorum of that voting group for action on that matter. If a quorum exists, action on a matter by the voting group, other than the election of directors, is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, these By-Laws or the Wisconsin Business Corporation Law requires a greater number of affirmative votes. If the Articles of Incorporation or the Wisconsin Business Corporation Law provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Except as provided in the Articles of Incorporation, each director shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting in which a quorum is present.

SECTION 2.10 Conduct of Meetings. The Chairman of the Board, and in his or her absence (or if no person then holds such office), the Chief Executive Officer, and in his or her absence, any officer or director designated by the Chief Executive Officer, and in their absence, any person chosen by the shareholders present shall call any annual meeting or special meeting to order and shall act as chairman of the meeting, and the Secretary of the Corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting. The Board of Directors may, to the extent not prohibited by law, adopt by resolution any rules and regulations for the conduct of an annual meeting or special meeting as it deems appropriate. Except to the extent inconsistent with such rules and regulations, the chairman of the meeting shall have the right and authority to act or to prescribe any rules, regulations, or procedures as the chairman of the meeting deems appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized and constituted proxies (which shall be reasonable in number) or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the meeting's commencement; (e) limitations on the time allotted to questions or comments by participants; (f) rules and procedures regarding the execution of election ballots before or after the time fixed for the commencement of the meeting; (g) the appointment of an inspector of election or an officer or agent of the corporation authorized to tabulate votes; and (h) rules and procedures to facilitate the conduct of, and participation in, the meeting by electronic means. The chairman of the meeting shall determine the time at which the polls shall close for each matter to be voted on at any annual meeting or special meeting but shall not be obligated to announce the closing of such polls at any annual meeting or special meeting or otherwise.

SECTION 2.11 Adjournment of Meetings. Any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If any shareholder meeting is adjourned to a different date, time or place, notice need not be given of the new date, time and place, if the new date, time and place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is, or must be fixed, then notice must be given pursuant to the requirements of SECTION 2.06 to those persons who are shareholders as of the new record date.

SECTION 2.12 Proxies. Each shareholder entitled to vote at a meeting of the shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder as proxy, but no such proxy shall be voted upon after eleven months from its date, unless such proxy expressly provides for a longer period. Without limiting the manner in which a shareholder may authorize another person or persons to act for such shareholder as proxy, the following shall constitute a valid means by which a shareholder may grant such authority:

(a) A shareholder may execute a writing authorizing another person or persons to act for such shareholder as proxy. Execution may be accomplished by the shareholder or such shareholder's authorized officer, director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(b) A shareholder may authorize another person or persons to act for such shareholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder. If it is determined that such electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

(c) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a shareholder may be submitted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

SECTION 2.13 Voting of Shares. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the Articles of Incorporation.

SECTION 2.14 Voting of Shares by Certain Holders.

(a) Other Corporations. Shares standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation or any other officer appointed by such president. A proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary, of the designation of some other person by the Board of Directors or the by-laws of such other corporation.

(b) Legal Representatives and Fiduciaries. Shares held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors may be voted by him or her either in person or by proxy, without a transfer of such shares into his or her name, provided that there is filed with the Secretary before or at the time of meeting proper evidence of his or her incumbency and the number of shares held. Shares standing in the name of a fiduciary may be voted by him or her, either in person or by proxy. A proxy executed by a fiduciary shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

(c) Pledges. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(d) Treasury Stock and Subsidiaries. Neither treasury shares, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by this Corporation in a fiduciary capacity, or held by such other corporation in a fiduciary capacity, may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.

(e) Minors. Shares held by a minor may be voted by such minor in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the Corporation has received written notice or has actual knowledge that such shareholder is a minor.

(f) Incompetents and Spendthrifts. Shares held by an incompetent or spendthrift may be voted by such incompetent or spendthrift in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the Corporation has actual knowledge that such shareholder has been adjudicated an incompetent or spendthrift or actual knowledge of filing of judicial proceedings for appointment of a guardian.

(g) Joint Tenants. Shares registered in the names of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by any one or more of such individuals if either (i) no other such individual or his or her legal representative is present and claims the right to participate in the voting of such shares or prior to the vote files with the Secretary of the Corporation a contrary written voting authorization or direction or written denial of authority of the individual present or signing the proxy proposed to be voted or (ii) all such other individuals are deceased and the Secretary of the Corporation has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased.

SECTION 2.15 Waiver of Notice by Shareholders. Whenever any notice whatever is required to be given to any shareholder of the Corporation under the Articles of Incorporation, these By-Laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice; provided that such waiver in respect to any matter of which notice is required under any provision of the Wisconsin Business Corporation Law, shall contain the same information as would have been required to be included in such notice, except the time and place of meeting.

SECTION 2.16 Unanimous Consent Without Meeting. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III
BOARD OF DIRECTORS

SECTION 3.01 General Powers and Number. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The number of directors which shall constitute the whole Board shall be not less than five nor more than thirteen, as may be designated from time to time by the Board of Directors.

SECTION 3.02 Tenure and Qualifications. Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected, or until his or her prior death, resignation or removal. Except as provided in the Articles of Incorporation, a director may be removed from office only if the number of votes cast to remove the director exceeds the number of votes cast not to remove him or her. A director may resign at any time by filing his or her written resignation with the Secretary of the Corporation. Directors need not be residents of the State of Wisconsin or shareholders of the Corporation.

SECTION 3.03 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after the annual meeting of shareholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.

SECTION 3.04 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman, the Chief Executive Officer, the President, Secretary or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed, the place of meeting shall be the principal business office of the Corporation in the State of Wisconsin.

SECTION 3.05 Notice; Waiver. Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to SECTION 3.03) shall be given by written or oral notice, as provided for and in accordance with ARTICLE XI below, to each director at his or her business address or at such other address as such director shall have designated in writing filed with the Secretary, in each case not less than 48 hours prior to the meeting. Whenever any notice is required to be given to any director of the Corporation under the Articles of Incorporation, these By-Laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 3.06 Quorum. Except as otherwise provided by law or by the Articles of Incorporation or these By-Laws, a majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

SECTION 3.07 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the Articles of Incorporation or these By-Laws.

SECTION 3.08 Conduct of Meetings. The Chairman of the Board, and in his or her absence, the Chief Executive Officer or a Vice President who is a director, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or other person present to act as secretary of the meeting.

SECTION 3.09 Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled until the next succeeding annual election by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors; provided that in case of a vacancy created by the removal of a director by vote of the shareholders, the shareholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof.

SECTION 3.10 Compensation. The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. Members of the Board shall be paid their expenses, if any, of attendance at each meeting of the Board. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the Corporation.

SECTION 3.11 Presumption of Assent. A director of the Corporation who is present and is announced as present at a meeting of the Board of Directors or a committee thereof of which he or she is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) he or she dissented or abstained and his or her dissent or abstention is entered in the minutes of the meeting; (b) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to the holding of the meeting or transacting business at the meeting; (c) he or she shall deliver written notice, in accordance with the applicable requirements of law, of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting; or (d) he or she dissented or abstained and the minutes of the meeting fail to show his or her dissent or abstention and he or she delivers to the Corporation written notice of that failure; in accordance with the applicable requirements of law, promptly after receiving the minutes. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

SECTION 3.12 Committees. The Board of Directors by resolution adopted by the affirmative vote of a majority of the total number of directors may designate one or more committees, each committee to consist of two or more directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the Corporation, except that a committee may not do any of the following: (a) authorize dividends or other distributions to shareholders; (b) elect any of the principal officers of the Corporation; (c) fill vacancies in the Board of Directors or committees created pursuant to this SECTION 3.12; (d) approve or propose to shareholders action that the Wisconsin Business Corporation Law requires to be approved by shareholders; (e) amend the Articles of Incorporation; (f) adopt, amend or repeal these By-Laws; (g) approve a plan of merger not requiring shareholder approval; (h) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (i) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation of relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or an officer of the Corporation to do so within limits described by the Board of Directors. SECTIONS 3.03 to 3.11 of this Article III which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements of the Board of Directors apply to committees and their members. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or upon request by the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

SECTION 3.13 Unanimous Consent Without Meeting. Any action required or permitted by the Articles of Incorporation, these By-Laws or any provision of law to be taken by the Board of Directors (or a committee of the Board of Directors) at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors then in office (or serving on such committee). Action taken under this SECTION 3.13 is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this SECTION 3.13 has the effect of a unanimous vote taken at a meeting in which all directors were present, and may be described as such in any document.

SECTION 3.14 Conduct of Meetings By or Through the Use of Communications Equipment.

(a) Participation. Any or all directors may participate in a regular or special meeting of the Board of Directors or in a meeting of any committee of the Board of Directors by, or may conduct the meeting through the use of, any means of communication by which any of the following occurs: (i) all participating directors may simultaneously hear each other during the meeting; or (ii) all communication during the meeting is immediately transmitted to each participating director, and each participating director is able to immediately send messages to all other participating directors. A director participating in such a meeting is deemed to be present in person at the meeting.

(b) Nature of the Meeting. If a meeting is conducted pursuant to this SECTION 3.14, the presiding officer at the meeting shall inform each participating director that a meeting is taking place at which official business may be transacted.

(c) Minutes of the Meeting. If requested by a director, the Secretary of the Corporation shall prepare minutes of a meeting pursuant to this section and distribute such minutes to each director.

ARTICLE IV
OFFICERS

SECTION 4.01 Number. The principal officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents (the number, precedence and duties thereof to be determined by the Board of Directors), a Secretary and a Treasurer (if one is designated), each of whom shall be elected by the Board of Directors. The Board of Directors may also designate and elect a Chairman and may designate one or more of the Vice Presidents as Executive Vice Presidents. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors, and such other officers and assistance officers shall have such powers and duties generally incident to similar officers of corporations organized under the Wisconsin Business Corporation Law (unless such powers or duties are limited by the Board of Directors) and such other duties as may be prescribed by the Board of Directors from time to time. Any two or more offices may be held by the same person, except the offices of President and Secretary and the offices of President and Vice President.

SECTION 4.02 Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his or her successor shall have been duly elected or until his or her prior death, resignation or removal.

SECTION 4.03 Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

SECTION 4.04 Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

SECTION 4.05 Chairman. Anything in these By-Laws to the contrary notwithstanding, the Chairman, if one be designated and elected (a) shall, when present, preside at all meetings of the shareholders and of the Board of Directors, and (b) may call a meeting of the Board of Directors. The Chairman shall have such other powers and duties as he or she may be called upon to perform by the Board of Directors.

SECTION 4.06 Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. The Chief Executive Officer shall, in the absence of a Chairman if one be designated, when present, preside at all meetings of the shareholders and of the Board of Directors. The Chief Executive Officer shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chief Executive Officer. The Chief Executive Officer shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize any President, Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general he or she shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 4.07 President. The President shall assist the Chairman and the Chief Executive Officer in the discharge of supervisory, managerial and executive duties and functions. In the absence of the Chairman and the Chief Executive Officer or in the events of their death, disability or refusal to act, the President shall perform the duties of the Chairman and the Chief Executive Officer and when so acting shall have all the powers and duties of the Chairman and the Chief Executive Officer. In general, he or she shall perform all duties incident to the office of President and such other duties as may be assigned to him or her from time to time by the Board of Directors or the Chairman or the Chief Executive Officer.

SECTION 4.08 The Executive Vice Presidents. The Executive Vice Presidents, if any shall be designated, shall assist the Chief Executive Officer and the President in the discharge of supervisory, managerial and executive duties and functions. In general any Executive Vice President shall perform all duties incident to the office of Executive Vice President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 4.09 The Vice Presidents. The Vice Presidents, if any shall be designated, shall assist the Chief Executive Officer, the President and the Executive Vice Presidents in the discharge of supervisory, managerial and executive duties and functions. In general any Vice President shall perform all duties incident to the office of Vice President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 4.10 The Secretary. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the Chief Executive Officer, the President or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties and exercise such authority as from time to time may be delegated or assigned to him or her by the Chief Executive Officer, the President or the Board of Directors.

SECTION 4.11 The Treasurer. If required by the Board of Directors, the Treasurer, if one is designated, shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. He or she shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of SECTION 6.04; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the Chief Executive Officer, the President or the Board of Directors.

SECTION 4.12 Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign with the Chief Executive Officer, the President or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer, the President or the Board of Directors.

SECTION 4.13 Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or as agent for the Corporation in his or her stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he or she is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

SECTION 4.14 Compensation. The compensation of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Corporation.

ARTICLE V CONTRACTS BETWEEN CORPORATION AND RELATED PERSONS

Any contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any firm of which one or more of its directors are members or employees, or in which one or more directors are interested, or between the Corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers or employees, or in which one or more directors are interested, shall be valid for all purposes, notwithstanding his, her or their interest in such contract or transaction, if any of the following is true:

(1) the material facts of the transaction and the director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved or specifically ratified the transaction in the manner provided below;

(2) the material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved or specifically ratified the transaction by the affirmative vote of a majority of the shares entitled to be counted in the manner provided below; or

(3) the transaction was fair to the Corporation.

For purposes of (1) above, a contract or a transaction is authorized, approved or specifically ratified if it receives the affirmative vote of a majority of the directors on the Board of Directors or on the committee acting on the transaction who have no direct or indirect interest in the transaction. If a majority of the directors who have no direct or indirect interest in the transaction vote to authorize, approve or ratify the transaction, a quorum is present for purposes of taking the action under this ARTICLE V. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any action taken under this ARTICLE V if the transaction is otherwise authorized, approved or ratified as provided in this ARTICLE V.

For purposes of (2) above, a contract or transaction is authorized, approved or specifically ratified if it receives the vote of a majority of the shares entitled to be counted under this ARTICLE V. Shares owned by or voted under the control of a director who has a direct or indirect interest in the contract or transaction, and shares owned by or voted under the control of an entity in which the director has a material financial interest or in which the director is a general partner, may not be counted in a vote of shareholders to determine whether to authorize, approve or ratify a contract or transaction. The vote of those shares shall be counted in determining whether the transaction is approved under other sections of these By-Laws. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this ARTICLE V constitutes a quorum for purposes of taking action under this ARTICLE V.

ARTICLE VI CONTRACTS, LOANS, CHECKS
AND DEPOSITS; SPECIAL CORPORATE ACTS

SECTION 6.01 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the Corporation shall be executed in the name of the Corporation by the Chief Executive Officer, the President or one of the Vice Presidents; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

SECTION 6.02 Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

SECTION 6.03 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

SECTION 6.04 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.

SECTION 6.05 Voting of Securities Owned by This Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation owned or controlled by this Corporation may be voted at any meeting of security holders of such other corporation by the Chief Executive Officer of this Corporation if he or she be present, or in his or her absence by the President or any Vice President of this Corporation who may be present, and (b) whenever, in the judgment of the Chief Executive Officer, or in his or her absence, of the President or any Vice President, it is desirable for this Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this Corporation, such proxy or consent shall be executed in the name of this Corporation by the Chief Executive Officer, the President or one of the Vice Presidents of this Corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this Corporation the same as such shares or other securities might be voted by this Corporation.

ARTICLE VII SHARES
AND THEIR TRANSFER

SECTION 7.01 Certificates for Shares and Uncertificated Shares. The shares of the Corporation's stock, or any class or series thereof, may be certificated or uncertificated, as provided under the Wisconsin Business Corporation Law, and shall be entered in the books of the Corporation and registered as they are issued. Each certificate representing shares of any class of stock issued by the Corporation shall be in such form, consistent with the Wisconsin Business Corporation Law, as shall be determined by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer or President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in SECTION 7.05.

Within a reasonable time after the issuance or transfer of any shares of uncertificated stock, the Corporation shall send to the holder thereof a written notice that shall set forth (a) the name of the Corporation, (b) that the Corporation is organized under the laws of the State of Wisconsin, (c) the name of the shareholder, (d) the number of shares and class (and the designation of the series, if any) of the shares represented, (e) any restrictions on the transfer or registration of such shares of stock imposed by the Corporation's Articles of Incorporation, these By-Laws, any agreement among shareholders, any agreement between shareholders and the Corporation or any applicable law, including, without limitation, the Securities Act of 1933, and (f) any other information required by the Wisconsin Business Corporation Law.

SECTION 7.02 Facsimile Signatures and Seal. The seal of the Corporation on any certificates for shares may be a facsimile. The signatures of the Chief Executive Officer, the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation.

SECTION 7.03 Signature by Former Officers. In case any officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issue.

SECTION 7.04 Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the Corporation had no duty to inquire into adverse claims or had discharged any such duty. The Corporation may require reasonable assurance that said endorsements are genuine and effective and comply with such other regulations as may be prescribed by or under the authority of the Board of Directors.

SECTION 7.05 Lost, Destroyed or Stolen Certificates. Where the owner claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, then a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the Corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as the Board of Directors may prescribe.

SECTION 7.06 Consideration for Shares. The shares of the Corporation may be issued for such consideration, not less than the par value thereof (if any), as shall be fixed from time to time by the Board of Directors. The consideration to be paid for shares may be paid in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable by the Corporation. No certificate shall be issued for any share until such share is fully paid.

SECTION 7.07 Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares.

SECTION 7.08 Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

ARTICLE VIII INDEMNIFICATION
AND INSURANCE

SECTION 8.01 General Scope and Definitions.

(a) The rights of directors and officers of the Corporation provided in this ARTICLE VIII shall extend to the fullest extent permitted by the Wisconsin Business Corporation Law and other applicable laws as in effect from time to time.

(b) For purposes of this ARTICLE VIII, "director or officer" means a natural person who is or was a director or officer of the Corporation or who, while a director or officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise or who, while a director or officer of the Corporation, is or was serving an employee benefit plan because his or her duties to the Corporation also imposed duties on, or otherwise involved services by, the person to the plan or to participants in or beneficiaries of the plan, and, unless the context requires otherwise, the estate or personal representative of a director or officer.

(c) For purposes of this ARTICLE VIII, "proceeding" means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law (including federal or state securities laws), and which is brought by or in the right of the Corporation or by any other person.

(d) For purposes of this ARTICLE VIII, "expenses" means fees, costs, charges, disbursements, attorneys' fees and any other expenses incurred in connection with a proceeding, including a proceeding in which a director or officer asserts his or her rights under this ARTICLE VIII.

(e) For purposes of this ARTICLE VIII, "party" includes an individual who was or is, or who is threatened to be made, a named defendant or respondent in a proceeding.

(f) For purposes of this ARTICLE VIII, "liability" includes the obligation to pay a judgment, settlement, forfeiture, or fine, including an excise tax assessed with respect to an employee benefit plan, plus costs, fees, and surcharges imposed under Chapter 814 of the Wisconsin Business Corporation Act, and reasonable expenses.

SECTION 8.02 Mandatory Indemnification.

(a) To the extent that a director or officer has been successful on the merits or otherwise in the defense of any proceeding (including, without limitation, the settlement, dismissal, abandonment or withdrawal of any action where he or she does not pay or assume any material liability), or in connection with any claim, issue or matter therein, the Corporation shall indemnify the director or officer against expenses actually and reasonably incurred by him or her in connection with such proceeding to the extent that he or she was a party to the proceeding because he or she is or was a director or officer.

(b) In cases not included under subsection (a), the Corporation shall indemnify any director or officer against liability incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is or was a director or officer, unless liability was incurred because the director or officer breached or failed to perform a duty he or she owes to the Corporation and the breach or failure to perform constitutes any of the following: (i) a willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct, was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the director or officer is not required under this subsection.

(c) Indemnification under this section is not required to the extent that the director or officer has previously received indemnification or allowance of expenses from any person, including the Corporation, in connection with the same proceeding.

SECTION 8.03 Determination of Right to Indemnification. Unless otherwise provided by written agreement between the director or officer and the Corporation, the director or officer seeking indemnification under SECTION 8.02 shall make a written request for indemnification which shall designate one of the following means for determining his or her right to indemnification: (a) by a majority vote of a quorum of the Board of Directors or a committee of directors consisting of directors not at the time parties to the same or related proceedings; (b) by independent legal counsel selected by a quorum of the Board of Directors or its committee in the manner prescribed in subsection (a) or, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors, including directors who are parties to the same or related proceedings; (c) by arbitration; or (d) by an affirmative vote of a majority of the Corporation's shares; provided, however, that shares owned by, or voted under the control of, persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination. The director or officer may apply to a court of competent jurisdiction for review of an adverse determination under this section.

Any determination hereunder shall be made pursuant to procedures consistent with the Wisconsin Business Corporation Law unless otherwise agreed by the Corporation and the person seeking indemnification. Such determination shall be completed and eligible expenses, if any, shall be paid to the person requesting indemnification hereunder within 60 days of the Corporation's receipt of the written request required hereunder.

SECTION 8.04 Allowance of Expenses as Incurred. If the director or officer is a party to a proceeding because he or she is or was a director or officer, within 30 days of a written request by a director or officer, the Corporation shall pay or reimburse his or her reasonable expenses as incurred if the director or officer provides the Corporation with all of the following: (a) a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the Corporation; and (b) a written undertaking, executed personally or on his or her behalf, to repay the allowance and, if required by the Corporation, to pay reasonable interest on the allowance to the extent that it is ultimately determined under SECTION 8.03 that indemnification under SECTION 8.02 is not required and indemnification is not otherwise ordered by a court. The undertaking under this subsection shall be an unlimited general obligation of the director or officer and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be secured or unsecured. Any actions taken in responding to investigative inquiries or requests or subpoenas shall constitute being a "party to a proceeding" for purposes of this SECTION 8.04.

SECTION 8.05 Partial Indemnification.

(a) If it is determined pursuant to SECTION 8.03 of this ARTICLE VIII that a director or officer is entitled to indemnification as to some claims, issues or matters in connection with any proceeding, but not as to other claims, issues or matters, the person or persons making such determination shall reasonably determine and indemnify the director or officer for those expenses which are the result of claims, issues or matters that are a proper subject for indemnification hereunder in light of all of the circumstances.

(b) If it is determined pursuant to SECTION 8.03 of this ARTICLE VIII that certain expenses (other than liabilities) incurred by a director or officer are for any reason unreasonable in amount in light of all the circumstances, the person or persons making such determination shall authorize the indemnification of the director or officer for only such amounts as such person or persons shall deem reasonable.

SECTION 8.06 Indemnification of Employees and Agents. The Board of Directors, may, in its sole discretion, provide indemnification and/or allowance of expenses in advance of a final determination of any proceeding to an employee or agent of the Corporation who is not a director or officer in connection with any proceeding in which the employee or agent was a defendant because of his or her actions as an employee or agent of the Corporation; provided, however, that prior to such indemnification or allowance of expenses, the Board of Directors shall first determine that the employee or agent acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interests of the Corporation.

SECTION 8.07 Severability of Provisions. The provisions of this ARTICLE VIII and the several rights to indemnification, advancement of expenses and limitation of liability created hereby are independent and severable and, if any such provision and/or right shall be held by a court of competent jurisdiction in which a proceeding relating to such provisions and/or rights is brought to be against public policy or otherwise to be unenforceable, the other provisions of this ARTICLE VIII shall remain enforceable and in full effect.

SECTION 8.08 Nonexclusivity of Rights. The rights to indemnification and advancement of expenses provided for in this ARTICLE VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement authorized by the Board of Directors or a committee thereof, any By-Law of the Corporation, any vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity. Notwithstanding the foregoing, the Corporation shall not indemnify a director or officer, or permit a director or officer to retain any allowance of expenses pursuant to any such additional rights unless it is determined by or on behalf of the Corporation that the director or officer did not breach or fail to perform a duty he or she owes to the Corporation which constitutes conduct under SECTION 8.02(b). A director or officer who is a party to the same or related proceeding for which indemnification or an allowance of expenses is sought may not participate in a determination under this subsection.

SECTION 8.09 Purchase of Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, to the extent that such director or officer is insurable and such insurance coverage can be secured by the Corporation at rates, and in amounts and subject to such terms and conditions as shall be determined in good faith to be reasonable and appropriate by the Board of Directors of the Corporation, and whose determination shall be conclusive, against liability asserted against or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this ARTICLE VIII.

SECTION 8.10 Benefit. The rights to indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE VIII shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 8.11 Amendment. No amendment or repeal of this ARTICLE VIII shall be effective to reduce the obligations of the Corporation under this ARTICLE VIII with respect to any proceeding based upon occurrences which take place prior to such amendment or repeal.

ARTICLE IX
FISCAL YEAR

The fiscal year of the corporation shall begin on October 1, of each year.

ARTICLE X
SEAL

The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words "Corporate Seal."

ARTICLE XI
NOTICE

SECTION 11.01 Notices Generally. Unless otherwise required by these By-laws, the Corporation's Articles of Incorporation or any applicable statute, notice required to be given under these By-laws for any purpose may be given by written or oral notice or by notice communicated in person, by e-mail, telephone, telegraph, teletype, facsimile, or other form of wire or wireless communication, or by mail or private carrier or by any form of electronic transmission.

SECTION 11.02 Notices to Shareholders. Written notice, which includes notice by any form of electronic transmission, to a shareholder shall be deemed to be effective on the earlier of: (a) the date received; (b) the date it is deposited in the United States mail when addressed to the shareholder's address shown in the Corporation's current record of shareholders, with postage prepaid; (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (d) the date sent, if transmitted by telegraph, teletype, facsimile or other form of wire or wireless communication; (e) the date delivered to a courier or deposited in a designated receptacle, if sent by private carrier, when addressed to the shareholder's address shown in the Corporation's current record of shareholders; or (f) when electronically transmitted to the shareholder in a manner authorized by the shareholder.

SECTION 11.03 Notices to Directors. Written notice, which includes notice by any form of electronic transmission, to a director shall be deemed to be effective on the earlier of: (a) the date received; (b) the date it is deposited in the United States mail, with postage prepaid, when addressed to the director at an address designated by him or her to receive such notice or in the absence of such designation, at his or her business or home address as they appear in the Corporation's records; (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (d) the date sent, if transmitted by telegraph, teletype, facsimile or other form of wire or wireless communication; (e) the date delivered to a courier or deposited in a designated receptacle, if sent by private carrier, when addressed to the director at an address designated by him or her to receive such notice or in the absence of such designation, at his or her business or home address as they appear in the Corporation's records; or (f) when electronically transmitted to the director.

ARTICLE XII
AMENDMENTS

SECTION 12.01 By Shareholders. These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the shareholders by affirmative vote of not less than a majority of the shares present or represented at any annual or special meeting of the shareholders at which a quorum is in attendance.

SECTION 12.02 By Directors. These By-Laws may also be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; but no By-Law adopted by the shareholders shall be amended or repealed by the Board of Directors if the By-Law so adopted so provides.

SECTION 12.03 Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the By-Laws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the By-Laws so that the By-Laws would be consistent with such action, shall be given the same effect as though the By-Laws had been temporarily amended or suspended so far; but only so far, as is necessary to permit the specific action so taken or authorized.